UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2017

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gerald Stahlecker is resigning as Executive Vice President of FS Investment Corporation II (the “Company”) as of December 11, 2017. Mr. Stahlecker’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On December 11, 2017, Franklin Square Holdings, L.P., an alternative investment manager and sponsor of the Company (“FS Investments”), and KKR & Co. L.P. (“KKR & Co.”) issued a press release announcing, among other things, a proposed transition of the Company’s investment advisory services to a new joint investment advisory relationship, as described in further detail below. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The Company currently receives investment advisory and administrative services from FSIC II Advisor, LLC (“FSIC II Advisor”), the Company’s investment adviser, pursuant to the Investment Advisory and Administrative Services Agreement, dated as of February 8, 2012, by and between the Company and FSIC II Advisor (the “Current Investment Advisory Agreement”). GSO / Blackstone Debt Funds Management LLC (“GDFM”) currently serves as the Company’s investment sub-adviser pursuant to the Investment Sub-Advisory Agreement, dated as of February 8, 2012, by and between GDFM and FSIC II Advisor (the “Current Investment Sub-Advisory Agreement”).

Transition of Investment Advisory Services

As the Company announced on December 11, 2017, GDFM intends to resign as the investment sub-adviser to the Company and terminate the Current Investment Sub-Advisory Agreement in April 2018 (the date of such termination, the “GDFM End Date”). The Company and FSIC II Advisor intend to transition the Company’s investment advisory services to a new joint investment adviser entity (the “Joint Advisor”) that will be jointly operated by an entity formed by FS Investments or one of its affiliates and KKR Credit Advisors (US) LLC (“KKR Credit”), an affiliate of KKR & Co. (the “Transition”).

In connection with the resignation of GDFM as the investment sub-adviser to the Company, FSIC II Advisor, GDFM and certain of their affiliates have entered into a Transition Agreement, dated December 10, 2017 (the “Transition Agreement”), which provides that GDFM will continue to act as the investment sub-adviser to the Company through the GDFM End Date and will cooperate with FSIC II Advisor in implementing the Transition. Under the Transition Agreement, GDFM has also agreed to restrictions on its ability to acquire the Company’s shares of common stock, par value $0.001 per share (the “Shares”), and take certain other actions in respect of the Company. In addition, GDFM has agreed (i) to vote the Shares beneficially owned by GDFM, or over which GDFM has voting control, to approve the Investment Co-Advisory Agreements (as defined herein) and the Joint Advisor Investment Advisory Agreement (as defined herein) and (ii) not to transfer the Shares beneficially owned by GDFM until after the approval of the Investment Co-Advisory Agreements and the Joint Advisor Investment Advisory Agreement.

Approval of Investment Advisory Agreements

In connection with the Transition, on November 28, 2017, the Company’s board of directors (the “Board”), including a majority of the members of the Board who are not parties to the applicable investment advisory agreement described below or “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party, approved (i) the renewal of the Current Investment Advisory Agreement for an additional one-year term commencing on December 10, 2017, (ii) an interim investment advisory agreement that meets the applicable requirements of Rule 15a-4 under the 1940 Act by and between the Company and KKR Credit (the “Interim Investment Advisory Agreement”), (iii) investment advisory and administrative services agreements by and between the Company and each of FSIC II Advisor and

KKR Credit (the “Investment Co-Advisory Agreements”), and (iv) an investment advisory and administrative services agreement by and between the Company and the Joint Advisor (the “Joint Advisor Investment Advisory Agreement” and together with the Investment Co-Advisory Agreements, the “Proposed Advisory Agreements”). The Company intends to seek stockholder approval to enter into the Proposed Advisory Agreements, subject to the terms and conditions set forth below and the definitive agreement entered into among FS Investments, certain affiliates of FS Investments and KKR Credit. The Current Investment Advisory Agreement will terminate when any Proposed Advisory Agreement becomes effective.

If the stockholders of the Company approve the Joint Advisor Investment Advisory Agreement, then the Joint Advisor would serve as investment adviser to the Company pursuant to the Joint Advisor Investment Advisory Agreement from and after the Joint Advisor Effective Date (as defined herein). The “Joint Advisor Effective Date” means such date that (i) the stockholders of the Company and certain other business development companies (“BDCs”) sponsored by FS Investments, specifically, FS Investment Corporation (“FSIC”), FS Investment Corporation III (“FSIC III”) and FS Investment Corporation IV (“FSIC IV” and, together with FSIC, FSIC III and the Company, the “FSIC Funds”), and the stockholders of BDCs currently advised or sub-advised by KKR Credit, specifically, Corporate Capital Trust, Inc. (“CCT”) and Corporate Capital Trust II (“CCT II” and, together with the FSIC Funds and CCT, the “Funds”), approve their respective investment advisory agreements with the Joint Advisor and (ii) Exemptive Relief (as defined herein) has been obtained.

If the stockholders of the Company approve the Investment Co-Advisory Agreements, FSIC II Advisor and KKR Credit would serve as investment co-advisers to the Company pursuant to the Investment Co-Advisory Agreements from the Closing Date (as defined herein) until the Joint Advisor Effective Date. The “Closing Date” means the first day of the month immediately following the month in which the last of the following occurs: (i) the stockholders of the Company approve all of the Proposed Advisory Agreements and (ii) either (a) the stockholders of FSIC approve (1) an investment advisory agreement with the Joint Advisor and (2) investment advisory agreements with each of FB Income Advisor, LLC, the current investment adviser to FSIC (“FB Income Advisor”), and KKR Credit or (b) the stockholders of FSIC III approve (1) an investment advisory and administrative services agreement with the Joint Advisor and (2) investment advisory and administrative services agreements with each of FSIC III Advisor, LLC, the current investment adviser to FSIC III (“FSIC III Advisor”), and KKR Credit.

If the Joint Advisor Effective Date occurs on the same day as the Closing Date, then the Joint Advisor would serve as investment adviser to the Company pursuant to the Joint Advisor Investment Advisory Agreement, and the Investment Co-Advisory Agreements would not become effective. If the Joint Advisor Effective Date occurs after the Closing Date, then FSIC II Advisor and KKR Credit would serve as investment co-advisers to the Company pursuant to the Investment Co-Advisory Agreements from the Closing Date until the Joint Advisor Effective Date, and the Investment Co-Advisory Agreements would automatically terminate upon the effectiveness of the Joint Advisor Investment Advisory Agreement.

Accordingly, in order for FSIC II Advisor and KKR Credit to serve as investment co-advisers to the Company pursuant to the Investment Co-Advisory Agreements, the stockholders of the Company must approve the Investment Co-Advisory Agreements, and the other conditions to the Closing Date must be satisfied or (to the extent permitted) waived, and in order for the Joint Advisor to serve as investment adviser to the Company pursuant to the Joint Advisor Investment Advisory Agreement, the stockholders of the Company must approve the Joint Advisor Investment Advisory Agreement, and the other conditions to the Joint Advisor Effective Date must be satisfied or (to the extent permitted) waived.

FSIC II Advisor, together with FB Income Advisor, FSIC III Advisor and FSIC IV Advisor, LLC, the investment adviser to FSIC IV (collectively, the “FS Advisor Entities”), and KKR Credit have agreed to coordinate their activities during the period in which the Investment Co-Advisory Agreements and the Joint Advisor Investment Advisory Agreement would be in effect to avoid duplication of efforts and ensure a balanced and effective allocation of responsibilities and net fee revenue earned by the FS Advisor Entities, KKR Credit and the Joint Advisor and efficiency in the provision of the required services to the Company thereunder. Depending on the timing and sequencing of obtaining stockholder approval for the Investment Co-Advisory Agreements and the Joint Advisor Investment Advisory Agreement, the Company may enter into the Interim Investment Advisory Agreement.

Fees Under the Proposed Advisory Agreements

The Proposed Advisory Agreements include, among other things, a reduction in the base management fee the Company pays for advisory services from 1.75% under the Current Investment Advisory Agreement to 1.50% of the average weekly value of the Company’s gross assets, as well as a reduction in the Company’s “hurdle rate” above which FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, earns its subordinated incentive fee on income. Under the Current Investment Advisory Agreement, (i) the hurdle rate is 1.875% per quarter and (ii) the “catch-up” feature begins at 2.34375%.

Under the Proposed Advisory Agreements, if approved by the Company’s stockholders, (i) the hurdle rate will be reduced to 1.75% per quarter and (ii) the “catch-up” feature will be reduced to begin at 2.1875%, each as further described below. The aggregate incentive fee will consist of two parts. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears, will equal 20.0% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter and will be subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. For purposes of this fee, “adjusted capital” means cumulative gross proceeds generated from sales of the Shares (including proceeds from the Company’s distribution reinvestment plan) reduced for amounts paid for Share repurchases pursuant to the Company’s share repurchase program. As a result, under the Proposed Advisory Agreements, FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, will be entitled to a “catch-up” fee equal to the amount of the Company’s pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.1875%, or 8.75% annually, of adjusted capital. This “catch-up” feature will allow FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, will be entitled to receive 20.0% of the Company’s pre-incentive fee net investment income.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, will be determined and payable in arrears as of the end of each calendar year (or upon termination of the applicable Proposed Advisory Agreement). Under the Investment Co-Advisory Agreements (in the aggregate) and the Joint Advisor Investment Advisory Agreement, the fee will equal (i) 20.0% of the Company’s “incentive fee capital gains” (i.e., the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis), less (ii) the aggregate amount of any previously paid incentive fees on capital gains. The Company will accrue the incentive fee on capital gains, which, if earned, will be paid annually. The Company will accrue the incentive fee on capital gains based on net realized and unrealized gains; however, under the terms of the applicable Proposed Advisory Agreement, the fee payable to FSIC II Advisor and KKR Credit (in the aggregate) or the Joint Advisor, as applicable, will be based on realized gains and no such fee will be payable with respect to unrealized gains unless and until such gains are actually realized. The other terms of the incentive fee are the same as those under the Current Investment Advisory Agreement.

Exemptive Relief

Concurrently with the Company’s anticipated efforts to obtain stockholder approval of the Proposed Advisory Agreements, KKR Credit intends to seek exemptive relief in the form of either interpretive guidance from the U.S. Securities and Exchange Commission (the “SEC”) confirming that KKR Credit’s current co-investment exemptive relief order will extend to the FSIC Funds or a new co-investment exemptive relief order issued by the SEC to KKR Credit that will cover the FSIC Funds (the “Exemptive Relief”), in each case that would permit the Company following the effectiveness of the Joint Advisor Investment Advisory Agreement to co-invest in privately negotiated investment transactions with certain accounts managed by KKR Credit.

Changes to the Board

On the Closing Date (such date, the “Board Appointment Date”), subject to nomination by and approval of the Board, FSIC II Advisor (acting collectively with the other FS Advisor Entities) and KKR Credit have agreed that they will each be entitled to recommend the appointment of one “interested” director to the Board, to the extent that the applicable party does not have an appointee on the Board at such time. In the event that either FSIC II Advisor (acting collectively with the other FS Advisor Entities) or KKR Credit has more than one appointee serving as an “interested” director to the Board, such party will use its reasonable best efforts to cause the resignation of such excess number of its appointed “interested” directors as promptly as practicable, but no later than twelve months following the Board Appointment Date. In addition, FSIC II Advisor has agreed that KKR Credit will be entitled to recommend, subject to the approval by the “independent” directors and approval by the Board, the appointment of one “independent” director to the Board on the Board Appointment Date.

Other Matters

FSIC II Advisor contemplates potentially entering into additional ancillary agreements in connection with the Transition and the other transactions discussed in this report. These include, without limitation, a sourcing and administrative services agreement by and among the FS Advisor Entities, KKR Credit and one of KKR Credit’s broker-dealer affiliates, pursuant to which KKR Credit and one of its broker-dealer affiliates would provide services to FSIC II Advisor, to ensure continuity of services and to provide additional access to investment opportunities prior to the effectiveness of the Proposed Advisory Agreements or the Interim Investment Advisory Agreement.

FS Investments and KKR Credit intend to evaluate the possibility of merging one or more of the Funds, which would be subject to board and stockholder approvals. However, there can be no assurance that any merger will be consummated at all.

The foregoing descriptions are qualified in their entirety by the terms and conditions of the applicable definitive agreements. Additional information about the agreements and transactions discussed in this report or otherwise under consideration by FS Investments, the Company, KKR Credit, the other FSIC Funds, CCT and CCT II may be found in the reports filed from time to time by these companies and their affiliates with the SEC.

Changes to Investment Committee

Gerald Stahlecker, Michael Forman and Zachary Klehr are resigning from FSIC II Advisor’s investment committee. Following the date hereof, FSIC II Advisor’s investment committee will be comprised of Sean Coleman, Brian Gerson and Michael Kelly. Below is biographical information relating to such personnel.

Sean Coleman serves as a managing director of FSIC and as managing director of investment management of FS Investments and its affiliated investment advisers. Mr. Coleman also serves on the investment committee of the investment advisers to the funds sponsored by FS Investments. Mr. Coleman is primarily responsible for reviewing and assessing the fit of potential investments within each fund’s investment portfolio, performing due diligence on the same and monitoring existing investments. Before joining FS Investments and its affiliated investment advisers in October 2013, Mr. Coleman worked at Golub Capital, where he served in various capacities, including as a managing director in the direct lending group and as chief financial officer and treasurer of its BDC. Before he joined Golub Capital in September 2005, Mr. Coleman worked in merchant and investment banking, including at Goldman, Sachs & Co. and Wasserstein Perella & Co. Mr. Coleman earned a Bachelor of Arts in History from Princeton University and an M.B.A. with Distinction from Harvard Business School, where he received the Loeb Award for academic excellence in finance.

Brian Gerson joined FS Investments in November 2017 as its Head of Private Credit and has more than 20 years of experience in credit investing and corporate lending, with specific expertise in lending through BDCs. Prior to joining FS Investments, he most recently served as Group Head and Managing Director at LStar Capital, the credit affiliate of Lone Star Funds from April 2015 to November 2017. At LStar, Mr. Gerson developed and maintained deep relationships with the financial sponsor community and middle market intermediaries while significantly expanding LStar’s corporate credit business. Prior to joining LStar, Mr. Gerson was a founding member of Solar Capital Partners, which serves as investment adviser to two yield-oriented BDCs. At Solar Capital, he spent seven years from January 2007 to September 2014 in various credit, origination, management and business development roles, most recently serving as Executive Vice President of Solar Capital Limited. Prior to joining Solar Capital, Mr. Gerson spent 12 years in various positions, including Managing Director at CIBC World Markets in its Leveraged Finance and Financial Sponsors Group. Mr. Gerson graduated summa cum laude and Phi Beta Kappa from Tufts University, where he earned a Bachelor of Arts in Mathematics.

Michael Kelly currently serves as president of FS Investments and has presided in such role since July 2017. Mr. Kelly also serves as chief investment officer of FS Investments and executive vice president of its affiliated investments advisers, and has presided in such roles since January 2015. Among other things, Mr. Kelly oversees the investment management function at FS Investments and its affiliated investment advisers. Before joining FS Investments and its affiliated investment advisers, Mr. Kelly was the chief executive officer of ORIX USA Asset Management (“ORIX”), where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.

Additional Information and Where to Find It

This communication relates to the Proposed Advisory Agreements for the FSIC Funds (collectively, the “Proposals”). In connection with the Proposals, each FSIC Fund intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (“Proxy Statement”). STOCKHOLDERS OF THE FSIC FUNDS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov and from FS Investments’ website at www.fsinvestments.com.

Participants in the Solicitations

The FSIC Funds and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of FS Investments, KKR Credit and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of the FSIC Funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the FSIC Funds’ stockholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Concerning Forward-Looking Statements

This report contains statements which constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company, FSIC II Advisor, GDFM, FS Investments, KKR & Co., KKR Credit, CCT, CCT II and other BDCs sponsored by FS Investments. Words such as “anticipates,” “believes,” “expects,” “exploring,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption of the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area, the failure of the Company’s stockholders to approve the Proposals, the failure or inability to obtain the Exemptive Relief from the SEC and the failure to consummate the transactions contemplated by the definitive agreement entered into among FS Investments, certain affiliates of FS Investments and KKR Credit. Some of these factors are enumerated in the filings the relevant entities make with the SEC and will also be contained in the Proxy Statements when such documents become available. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this report. Except as required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1    Press Release, dated December 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: December 11, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

Exhibit 99.1

FS Investments and KKR Partnering to Form Premier $18 Billion Middle Market Alternative Lending Platform

FS Investment Corporation to Hold Conference Call at 9:00AM ET

Corporate Capital Trust to Hold Conference Call at 10:00AM ET

PHILADELPHIA, PA, and NEW YORK, NY, December 11, 2017 – FS Investments, a leading alternative investment manager, and KKR, a leading global investment firm, today announced that they have entered into an agreement to create the largest business development company (BDC) platform, with $18 billion in combined assets under management. The platform will offer differentiated origination capabilities and expertise in capital markets that provides sponsors and corporates with broad product solutions and delivers value to investors through enhanced deal flow and expanded proprietary investment opportunities.

“As the market has evolved, we’ve recognized the need to also evolve our approach to the business and we believe this partnership with KKR provides the scale, infrastructure and credit expertise necessary to succeed as an investor in the private credit markets,” said Michael Forman, Chairman and Chief Executive Officer of FS Investments. “We are excited to partner with KKR, a leader in the alternative asset management industry, to create the preeminent BDC platform.”

Todd Builione, Chief Executive Officer of CCT and President of KKR Credit and Markets, said, “We are very much looking forward to working closely with our partners at FS Investments. Through our collective scale, we believe we will be able to offer enhanced opportunities for value to our investors – and more holistic financing solutions to our sponsor and corporate clients. This partnership also represents a substantial milestone for KKR Credit, growing our assets under management by 33% to $55 billion.”

Under the terms of the agreement, FS Investments and KKR will seek stockholder approval for the partnership to provide investment advisory services to the BDCs that FS Investments sponsors, FS Investment Corporation (NYSE: FSIC) (FSIC), FS Investment Corporation II (FSIC II), FS Investment Corporation III (FSIC III), and FS Investment Corporation IV (FSIC IV), and to the BDC currently advised by KKR, Corporate Capital Trust, Inc. (NYSE: CCT) (CCT). Corporate Capital Trust II (CCT II), currently advised by CNL and sub-advised by KKR, will also be offered the opportunity to be included subject to board and shareholder approval. The FSIC funds will be able to co-invest with KKR’s other funds and accounts.

Timeframe for Transition

The board of directors or trustees have approved the new investment advisory agreements for each FSIC fund and CCT, and each fund will seek stockholder approval. The funds currently intend to begin soliciting stockholder approval of the new investment advisory agreements, as applicable, in January 2018.

KKR will provide non-advisory services to FS Investments through a sourcing and administrative services agreement until stockholder approvals for the new investment advisory agreements are obtained.

As part of this transaction, FS Investments and GSO Capital Partners (GSO) have entered into an agreement to conclude their relationship with respect to all of FS Investments’ sponsored funds sub-advised by GSO. FS, GSO and KKR will work together to facilitate a smooth transition.

“Our partnership with GSO has created significant value for our investors and borrowers,” added Forman. “We thank GSO for its sub-advisory services and commitment to ensure a seamless transfer of advisory responsibilities.”

FSIC Conference Call

FSIC will host a conference call at 9:00am (Eastern Time) today, December 11, 2017, to discuss today’s announcement. All interested parties are welcome to participate and can access the conference call by dialing (877) 443-2408 and using the conference ID 7356669 approximately 10 minutes prior to the call.

A joint slide presentation containing supplemental information from FSIC and CCT will be referenced on the conference call and also has been posted to www.fsinvestmentcorp.com and www.corporatecapitaltrust.com.

CCT II investors will receive information and company updates via postings to www.corporatecapitaltrustii.com.

CCT Conference Call

CCT will host a conference call at 10:00am (Eastern Time) today, December 11, 2017, to discuss today’s announcement. The conference call may be accessed by dialing (833) 818-6808 (U.S. callers) or +1(409) 350-3502 (non-U.S. callers); a passcode is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed at http://corporatecapitaltrust.com/investor-relations/events-presentations/. A replay of the live broadcast will be available on CCT’s website or by dialing (855) 859-2056 (U.S. callers) or +1(404) 537-3406 (non-U.S. callers), pass code 9698498, beginning approximately two hours after the broadcast.

Additional Announcements from FS Investments

Separately, FS Investments also announced that it has entered into an agreement to create a joint venture with EIG Global Energy Partners to provide investment advisory services to FS Energy and Power Fund, and the firm has hired a seasoned liquid credit portfolio manager to manage FS Global Credit Opportunities Fund.

Additional information regarding these announcements can be accessed at www.fsproxy.com and www.fsinvestments.com.

This announcement does not impact FS Investments’ other funds: FS Credit Income Fund, FS Credit Real Estate Income Trust, Inc., FS Energy Total Return Fund and FS Multi-Strategy Alternatives Fund.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including credit, private equity, energy, infrastructure and real estate, and, through its strategic manager partnerships, hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside its partners’ capital and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contact Information:

FSIC Investors

Chris Condelles

christopher.condelles@fsinvestments.com

267-439-4365

Dominic Mammarella

dominic.mammarella@fsinvestments.com

215-220-4280

FSIC II, FSIC III and FSIC IV Investors

833-536-4196

CCT Investors

Danny McMahon or Donna Bass

CCT-IR@kkr.com

212-230-9471

CCT II Investors

CNL Client Services

info@cnl.com

866-650-0650, option 2

KKR Investors

Craig Larson

Investor-Relations@kkr.com

212-230-9410

Media (FS Investments)

Marc Yaklofsky or Kate Beers

media@fsinvestments.com

215-495-1174

Media (KKR)

Kristi Huller or Cara Kleiman

media@kkr.com

212-750-8300

Additional Information and Where to Find It

This communication relates to proposed new investment advisory agreements for the funds (collectively, the Proposals). In connection with the Proposals, each Fund intends to file relevant materials with the Securities and Exchange Commission (the SEC), including a proxy statement on Schedule 14A (Proxy Statement). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF THE FUNDS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov and from FS Investments’ website at www.fsinvestments.com, FSIC’s website at www.fsinvestmentcorp.com or CCT’s website at www.corporatecapitaltrust.com.

Participants in the Solicitations

The funds and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of FS Investments, KKR and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of the funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the funds’ stockholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This announcement may contain certain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the funds, FSEP, FSGCO and KKR (the FLS Entities). Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption an FLS Entity’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in an FLS Entity’s operating area, failure to obtain requisite stockholder approval for the proposals set forth in a Proxy Statement, failure to consummate the transactions contemplated by the master agreement between FS Investments and KKR and the price at which shares of FSIC’s, CCT’s or KKR’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the FLS Entities make with the SEC and will also be contained in the Proxy Statements when such documents become available. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. The FLS Entities undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.